UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

In connection with her appointment as a director (as described in Item 5.02 below) of The Pantry, Inc. (the “Company”), Kathleen R. Guion will enter into the Company’s form of indemnification agreement, which agreement generally requires the Company to indemnify Ms. Guion to the fullest extent permitted by law. Among other things, the indemnification agreement requires the Company to indemnify Ms. Guion, for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding, including but not limited to any action by or in the right of the Company, on account of services as a director or officer, as applicable, of the Company, or as a director or officer of any other company or enterprise to which Ms. Guion provides services at the Company’s request.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2013, the Board of Directors (the "Board") of the Company increased the size of the Board to ten (10) members and appointed Kathleen R. Guion as a director with a term expiring at the Company's next annual meeting of stockholders. Concurrent with her election as a director, Ms. Guion was appointed to the Finance and Investment and the Compensation and Organization Committees of the Board. There are no arrangements or understandings between Ms. Guion and any other persons pursuant to which she was selected as a director. Additionally, there are no transactions involving the Company and Ms. Guion that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Ms. Guion will receive compensation in accordance with the Company's standard compensation arrangements for non-employee directors, which are described under the caption "Compensation of Directors" in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 23, 2013, as adjusted by the Board from time to time.  Pursuant to the compensation policy for non-employee directors and in connection with her appointment to the Board, on May 3, 2013, Ms. Guion was granted 4,174 shares of the Company’s restricted stock.

A copy of the press release announcing Ms. Guion’s election is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.                        Description

99.1                            Press Release dated May 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Thomas D. Carney
Thomas D. Carney Senior Vice President, General Counsel and Secretary

Date: May 3, 2013

EXHIBIT INDEX

 Exhibit No.                        Description

   99.1                               Press Release dated May 3, 2013